Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125926, 333-141807, 333-152755 and 333-159886) and Registration Statements on Form S-8 (Nos. 33-23053, 33-38030, 33-65192, 333-38865, 333-66029, 333-103245, 333-114066, 333-123675, 333-123676, 333-132054, 333-152989, 333-176620 and 333-186613) of ABIOMED, Inc. of our report dated September 11, 2014 relating to the financial statements of ECP Entwicklungsgesellschaft mbH, which appears in the Current Report on Form 8-K/A of ABIOMED, Inc. dated July 1, 2014.

Berlin, Germany, September 11, 2014

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/Angelika Kraus	/s/ Philipp Medrow
Wirtschaftsprüferin (German Public Auditor)	Wirtschaftsprüfer (German Public Auditor)